UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 9, 2021

Alpine 4 Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E Arizona Biltmore Circle, Suite 237

Phoenix, AZ

85016

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ALPP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01Entry into a Material Definitive Agreement.

Item 2.01Completion of Acquisition or Disposition of Assets.

Item 3.02 Unregistered Sales of Equity Securities.

Item 8.01 Other Information.

Acquisition of DTI Services Limited Liability Company (doing business as RCA Commercial Electronics)

On December 9, 2021, Alpine 4 Holdings, Inc., a Delaware corporation (the “Parent”), and A4 Technologies, Inc., a Delaware corporation (the “Buyer”) and wholly owned subsidiary of the Parent, entered into a Membership Interest Purchase Agreement (the “MIPA”) with DTI Services Limited Liability Company (doing business as RCA Commercial Electronics), an Indiana limited liability company (“DTI”), Direct Tech Sales LLC, (also having an assumed business name of RCA Commercial Electronics), an Indiana limited liability company (“Direct Tech”), PMI Group, LLC, an Indiana limited liability company (“PMI”), Continu.Us, LLC, an Indiana limited liability company (“Continu.Us”), Solas Ray, LLC, an Indiana limited liability company (“Solas”), Kirby Goedde, an individual (“Goedde”), and Andrew Spence, an individual (“Spence” and with Goedde, each a “Seller” and collectively, the “Sellers”).  DTI, Direct Tech, PMI, Continu.Us, and Solas are each a “Company” and collectively, the “Companies,” and also referred to in the MIPA collectively as “RCA.”  Pursuant to the MIPA, the Buyer acquired all of the outstanding membership interests of the Companies from the Sellers, which is referred to herein as the “Transaction.”

Prior to the Transaction, the Sellers owned all of the issued and outstanding membership interests in the Companies (collectively, the “Acquired Interests”).  Pursuant to the Transaction, the Buyer acquired all of the Acquired Interests and became the sole owner of the Companies.

The parties to the Transaction met all of the required conditions to closing on December 13, 2021, and the Transaction closed on that day.

The purchase price for the Acquired Interests (the “Purchase Price”) consisted of a cash payment (the “Cash Payment”); the issuance of promissory notes (the “Notes”); shares of the Parent’s Class A Common Stock (the “Stock Payment”); and warrants to purchase additional shares of the Parent’s Class A Common Stock (the “Warrants”), on the following terms:

-Cash Payment – The Buyer paid an aggregate of fourteen million dollars ($14,000,000) to the two sellers.

-Notes – The Buyer made and issued to the Sellers two promissory notes, one in the amount of $1,800,000 to Mr. Goedde, and the second in the amount of $200,000 to Mr. Spence.  Each of the Notes accrues interest at a rate of 3.75%, with a 10-year amortization, and with a three-year balloon payment of the remaining principal.  The Notes are secured by the Parent’s corporate guaranty (the “Guaranty”).

-The Stock Payment – The Parent issued to the Sellers 1,587,301 shares of the Parent’s restricted Class A Common Stock (the “Transaction Shares”) equal to $4,000,000, valued per share at the Variable Weighted Average Price averaged over the three Trading Days prior to the Closing Date (“VWAP”). The Transaction Shares were issued to the Sellers as follows: Kirby Goedde 1,428,571 Transaction Shares, equal to 90% of the total number of shares of Common Stock; and Andrew Spence 158,730 Transaction Shares, equal to 10% of the total number of shares of Common Stock. The Transaction Shares are restricted stock subject to a Rule 144 restriction against sale for 6 months, and sales of the Transaction Shares by each Seller after the 6 months restriction will be limited to 25% of the number of Transaction Shares every 90 days.

-Warrants – The Parent also issued to the Sellers time-restricted Warrants to purchase up to 396,825 additional shares of the Parent’s Class A Common Stock equal to $1,000,000 in shares (“Warrant Payment”) valued per share at the VWAP as defined above. The Warrants were issued to the Sellers as follows: Kirby Goedde: 357,143 Warrants, representing 90% of the total Warrant Payment, and Andrew Spence: 39,682 Warrants, representing 10% of the total Warrant Payment. The exercise price of the warrants is $2.52, which was the VWAP.

The Transaction Shares and the Warrants were issued in connection with the Transaction described above without registration under the 1933 Act in reliance on Section 4(a)(2) of the 1933 Act and the rules and regulations promulgated thereunder.

Business of RCA Commercial Electronics

RCA Commercial Electronics is the continuance of the US-based legacy conglomerate RCA Corporation which dominated the electronics industry in the 20th century.  DTI acquired the rights to the RCA brand in 2006 to design and build products for the Hospital, Lodging, Education, and Institutional markets.  In 2018, DTI acquired the entire lighting division of LG including all IP for smart lighting products, also now sold under the RCA banner.

The RCA Corporation, an American electronics company, was founded as the Radio Corporation of America in 1919 and headquartered in Indiana. It was initially a patent trust owned by General Electric (GE), Westinghouse, AT&T Corporation, and United Fruit Company. As a company whose beginnings derived from patents, it quickly became the gold standard of innovation around the world.  As the dominant electronics and communications firm in the United States for over five decades, RCA was at the forefront of the rapidly growing radio industry in the early 1920s as a major manufacturer of radio receivers and the exclusive manufacturer of the first superheterodyne sets. Additionally, RCA created the first nationwide American radio network, the National Broadcasting Company (NBC). The company was also a pioneer in the introduction and development of television, both black and white and especially color. RCA became the leader in consumer satellite technology and is the legacy system that is now known as DirectTV.

In the 1970s, RCA diversified into a multinational conglomerate, and in December 1985, it was announced that GE would reacquire its former subsidiary for $6.28 billion in cash, or $66.50 per share of stock.  The sale was completed the next year, and despite initial assurances that RCA would continue to operate as a mostly autonomous unit, it was revealed that GE's main motivation in purchasing RCA was to acquire the NBC Television Network which RCA owned; GE proceeded to sell off most of the other RCA assets.   In 2004, the RCA brand was sold off to Technicolor SA, a French conglomerate.  One of the largest TV distributors of RCA's former TV division, and one of RCA's lead engineers approached Technicolor to license the name from Technicolor to continue on the RCA brand as RCA Commercial.

Employment Agreements

Pursuant to the MIPA and in connection with the Transaction, the Parent and the Buyer entered into employment agreements with Mr. Goedde, Mr. Spence, and Mr. Kingston.

Goedde Employment Agreement

Pursuant to the employment agreement with Mr. Goedde (the “Goedde Employment Agreement”), Mr. Goedde was engaged to serve as the Senior Vice President of Technology of DTI Services Limited Liability Company, Direct Tech Sales LLC, PMI Group, LLC, Continu.us LLC, and Solas Ray, LLC (collectively, the “Subsidiaries”).  Mr. Goedde will report to the COO and CEO of the Parent, and Mr. Goedde’s duties are further outlined in the Goedde Employment Agreement.  The term of the Goedde Employment Agreement runs from the closing of the Transaction for an initial term of three years, and shall be automatically extended for additional one-year terms unless either Mr. Goedde or the Buyer gives notice no less than 60 days prior to the expiration of the then-current term that the Goedde Employment Agreement will not be extended.  Mr. Goedde will receive an annual salary of $200,000, and may receive bonuses for the development of new products or new markets. Mr. Goedde will also receive time off, paid holidays, and other employment benefits as outlined in the Goedde Employment Agreement.

Spence Employment Agreement

Pursuant to the employment agreement with Mr. Spence (the “Spence Employment Agreement”), Mr. Spence was engaged to serve as the Senior Vice President of Sales of the Subsidiaries.  Mr. Spence will report to the COO and CEO of the Parent, and Mr. Spence’s duties are further outlined in the Spence Employment Agreement.  The term of the Spence Employment Agreement runs from the closing of the Transaction for an initial term of three years, and shall be automatically extended for additional one-year terms unless either Mr. Spence or the Buyer gives notice no less than 60 days prior to the expiration of the then-current term that the Spence Employment Agreement will not be extended.  Mr. Spence will receive an annual salary of $200,000, and may receive bonuses for the development of new products or new markets. Mr. Spence will also receive time off, paid holidays, and other employment benefits as outlined in the Spence Employment Agreement.

Kingston Employment Agreement

Pursuant to the employment agreement with Mr. Kingston (the “Kingston Employment Agreement”), Mr. Kingston was engaged to serve as the President of the Subsidiaries.  Mr. Kingston will report to the COO and CEO of the Parent, and Mr. Kingston’s duties are further outlined in the Kingston Employment Agreement.  The term of the Kingston Employment Agreement runs from the closing of the Transaction for an initial term of three years, and shall be automatically extended for additional one-year terms unless either Mr. Kingston or the Buyer gives notice no less than 60 days prior to the expiration of the then-current term that the Kingston Employment Agreement will not be extended.  Mr. Kingston will receive an annual salary of $300,000, and may receive bonuses for the development of new products or new markets. Mr. Kingston will also receive time off, paid holidays, and other employment benefits as outlined in the Kingston Employment Agreement.

Promissory Notes

As discussed above, the Buyer issued promissory Notes to Mr. Goedde and Mr. Spence in the amounts of $1,800,000 and $200,000, respectively.  The Parent agreed to guarantee the payment of the notes pursuant to a Corporate Guaranty which is included as an exhibit to each of the Notes.  Each of the Notes accrues interest at a rate of 3.75%, with a 10-year amortization, and with a three-year balloon payment of the remaining principal.  The Buyer has the right to prepay either or both Notes in full or in part without payment of any penalty or fee or premium any time before the maturity date.

The foregoing summaries of the terms of the MIPA, the Employment Agreements, and the Notes are subject to, and qualified in their entirety by the forms of the MIPA, the Employment Agreements, and the Notes, which are incorporated herein by reference.

Press Release

On December 13, 2021, the Company announced the Transaction and the agreements disclosed above in a press release.  The press release is included as Exhibit 99 to this Current Report.

Item 9.01 Financial Statement and Exhibits.

(d)Exhibits.

Exhibit Number	Description

10.1	Membership Interest Purchase Agreement
10.2	Goedde Employment Agreement
10.3	Spence Employment Agreement
10.4	Kingston Employment Agreement
10.5	Goedde Warrant
10.6	Spence Warrant
10.7	Goedde Note
10.8	Spence Note
99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson

Kent B. Wilson

Chief Executive Officer, President

(Principal Executive Officer)

Date: December 14, 2021